                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and "Experts" and to the incorporation by reference of our report dated
October 23, 1995 on PaineWebber Growth Fund (a series of PaineWebber Olympus
Fund), in this Registration Statement (Form N-1A 2-94983) of PaineWebber Growth Fund.


                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP



New York, New York
November 13, 1995